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                                                                     EXHIBIT 4.4


                  Series A Junior Participating Preferred Stock
                    (Liquidation Preference $1.00 Per Share)


                           CERTIFICATE OF DESIGNATION



                          GENTIVA HEALTH SERVICES, INC.




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                Certificate of Designation of Board of Directors
                   Designating a Series of Preferred Stock as
                  Series A Junior Participating Preferred Stock
                           and Fixing Distribution and
                   Other Preferences and Rights of Such Series



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                              Dated as of [ ], 2000


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                          GENTIVA HEALTH SERVICES, INC.


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                          Certificate of Designation of
                        Board of Directors Designating a
                          Series of Preferred Stock as
                  Series A Junior Participating Preferred Stock
                           and Fixing Distribution and
                   Other Preferences and Rights of Such Series


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                  GENTIVA HEALTH SERVICES, INC., a Delaware corporation, having its principal office in the State of New York in the City of New York (the "Company"), hereby certifies that:

                  Pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation ("Charter") and Bylaws of the Company, the Board of Directors pursuant to resolutions adopted on [ ], 2000 (i) authorized the creation and issuance of up to [ ] shares of Series A Junior Participating Preferred Stock which stock was previously authorized but not issued and (ii) determined the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, and terms and conditions of redemption of the shares of such series and the dividend rate payable on such series. Such voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, and terms and conditions of redemption, number of shares and dividend rate are as follows:

                  Section 1. NUMBER OF SHARES AND DESIGNATION. This series of Preferred Stock shall be designated the Series A Junior Participating Preferred Stock (the "Series A Preferred Shares") and the number of shares which shall constitute such series shall be [ ] shares, par value $0.01 per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion


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of any outstanding securities issued by the Company convertible into Series A
Preferred Shares.

                  Section 2. DIVIDEND RIGHTS. (1) Subject to the rights of holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A Preferred Shares to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of [March, June, September and December] in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of common stock, par value $0.10 per share, of the Company (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. In the event the Company shall at any time (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount, which initially shall be 1,000, by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event (such number, as so adjusted from time to time pursuant to the terms hereof, the "Adjustment Number").

                  (2) The Company shall declare a dividend or distribution on the Series A Preferred Shares as provided in subparagraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common


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Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (3) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  Section 3. LIQUIDATION. (1) Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received an amount per share (the "Series A Liquidation Preference") equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Company.

                  (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity


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shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (3) In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (4) Neither the merger or consolidation of the Company into or with another corporation nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 3.

                  Section 4. NO REDEMPTION. The Series A Preferred Shares shall not be redeemable.

                  Section 5. VOTING RIGHTS. The holders of Series A Preferred Shares shall have the following voting rights:

                  (1) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 1,000 votes on all matters voted on at a meeting of the stockholders of the Company. In the event the Company shall at any time (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) Except as otherwise provided herein or by law, the holders of Series A Preferred Shares and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote to-

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         gether as one voting group on all matters submitted to a vote of stockholders of the Company.

                  (3) Except as set forth herein or as otherwise provided by law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 6. CERTAIN RESTRICTIONS. (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Company shall not:

                   (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Shares or any shares of stock ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights


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         and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (2) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under subparagraph (1) of this Section 6, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 7. REACQUIRED SHARES. Any Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein or in the Charter.

                  Section 8. MERGER, CONSOLIDATION, ETC. In case the Company shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each Series A Preferred Share shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 9. RANKING. The Series A Preferred Shares shall rank, with respect to the payment of dividends and distribution of assets, junior to all other series of the Company's Preferred Stock unless the terms of any such series shall provide otherwise.

                  Section 10. AMENDMENT. The Charter, including this Certificate of Designation establishing the rights and prefer-


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ences of the Series A Preferred Shares, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding Series A Preferred Shares, voting separately as one voting group, or such greater percentage as required by law or by the principal national securities exchange on which the Series A Preferred Shares may be listed or admitted to trading, or NASDAQ.

                  Section 11. FRACTIONAL SHARES. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

















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                  IN WITNESS WHEREOF, the Company has caused this Certificate of
Designation to be signed in its name and on its behalf and attested to by the undersigned on this [ ] day of [ ], 2000 and the undersigned acknowledges under the penalties of perjury that this Certificate of Designation is the corporate act of said Company and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

                                     GENTIVA HEALTH SERVICES, INC.



                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

Attest:



--------------------------------
Name:
Title:




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